UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CNL HEALTHCARE PROPERTIES II, INC.

(Exact name of registrant as specified in its charter)

Maryland	47-4524619
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

450 South Orange Avenue, Orlando, FL 32801

(Address and Zip Code of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-206017

Securities registered pursuant to Section 12(g) of the Act:

Class A Common Stock, $0.01 par value per share

Class T Common Stock, $0.01 par value per share

Class I Common Stock, $0.01 par value per share

(Title of Class)

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The descriptions of the Class A, Class T and Class I shares of common stock, $0.01 par value per share, of CNL Healthcare Properties II, Inc. (the “Company”) registered hereby are incorporated herein by reference to “Suitability Standards,” “Prospectus Summary—Terms of the Offering,” “Summary of Distribution Reinvestment Plan,” “Summary of Redemption Plan” and “Description of Capital Stock” in the prospectus contained in the Company’s Registration Statement on Form S-11, filed with the Securities and Exchange Commission (the “Commission”) on July 31, 2015 (File No. 333-206017) (the “Registration Statement”), and all amendments to such Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended. Such portion of the Registration Statement and all amendments to the Registration Statement are hereby incorporated by reference.

ITEM 2.	EXHIBITS.

1.	Second Articles of Amendment and Restatement, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed March 15, 2017.

2.	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2016, filed May 6, 2016.

3.	Form of Subscription Agreement, incorporated by reference to Appendix A to the prospectus filed in the Company’s Registration Statement on Form S-11, filed April 17, 2017.

4.	Distribution Reinvestment Plan, incorporated by reference to Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2016, filed May 6, 2016.

5.	Amended and Restated Redemption Plan, incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K, filed April 17, 2017.

6.	Statement regarding transfer restrictions, preferences, limitations and rights of holders of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates), incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-11, filed January 15, 2016.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CNL HEALTHCARE PROPERTIES II, INC.

Dated: April 28, 2017	BY:	/s/ Kevin R. Maddron
	NAME:	Kevin R. Maddron
	TITLE:	Chief Operating Officer, Chief Financial Officer and Treasurer